Exhibit 10.18

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of August 13, 2020, is entered into by and between BIOANALYTICAL SYSTEMS, INC., an Indiana corporation (“Borrower”), and FIRST INTERNET BANK OF INDIANA, an Indiana state bank (“Bank”).

W I T N E S E T H T H A T:

WHEREAS, Borrower and Bank entered into certain loan documents, including but not limited to that certain Amended and Restated Credit Agreement dated December 1, 2019, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated March 27, 2020 (the “Loan Agreement”); and

WHEREAS, Borrower has applied to Bank for modifications to the Loan Agreement related to the addition of a certain emergency credit facility from another lender and other related changes in the terms of Borrower’s credit facilities; and

WHEREAS, Bank is willing to make such modifications to the Loan Agreement on the terms and conditions stated herein.

NOW, THEREFORE, in consideration of these premises and the undertakings of the parties hereto, Borrower and Bank hereby agree as follows:

A.              Effect of Amendment. This Amendment shall not change, modify, amend or revise the terms, conditions and provisions of the Loan Agreement, the terms and provisions of which are incorporated herein by reference, except as expressly provided herein and agreed upon by the parties hereto. This Amendment is not intended to be nor shall it constitute a novation or accord and satisfaction of the outstanding instruments by and between the parties hereto. Borrower and Bank agree that, except as expressly provided herein, all terms and conditions of the Loan Agreement shall remain and continue in full force and effect. Borrower acknowledges and agrees that the indebtedness under the Loan Agreement remains outstanding and is not extinguished, paid or retired by this Amendment, or any other agreements between the parties hereto prior to the date hereof, and that Borrower is and continues to be fully liable for all obligations to Bank contemplated by or arising out of the Loan Agreement. Except as expressly provided otherwise by this Amendment, the credit facilities contemplated by this Amendment shall be made according to and pursuant to all conditions, covenants, representations and warranties contained in the Loan Agreement, as amended hereby.

B.              Definitions. Terms defined in the Loan Agreement which are used herein shall have the same meaning as set forth in the Loan Agreement unless otherwise specified herein.

C.              Additional Obligations of Borrower. In addition to any fees stated in the Loan Agreement, Borrower shall also pay: (i) all reasonable costs and expenses incidental to this Amendment, including, but not limited to, reasonable fees and out-of-pocket expenses of Bank’s counsel; and (ii) a non-refundable modification fee in the amount of Five Thousand and No/100 Dollars ($5,000.00), which fee shall be due and payable concurrently herewith.

D.              Reaffirmation of Representations and Warranties. Borrower hereby reaffirms all representations and warranties contained in Section 3 of the Loan Agreement and within Section 3 of the Loan Agreement, all references to the Loan Agreement shall be deemed to include this Amendment.

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E.           Reaffirmation of Covenants. Borrower hereby reaffirms its duty to comply with the covenants contained in Sections 4 and 5 of the Loan Agreement, as the same are modified herein.

F.           Reaffirmation of Events of Default and Rights of Bank. Borrower hereby reaffirms the events of default and rights of Bank contained in Section 6 of the Loan Agreement, as amended by this Amendment.

G.          Amendments.

(a)          The following provisions shall be new definitions in Exhibit 1 of the Loan Agreement:

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act and applicable rules and regulations, as amended from time to time.

“CARES Payroll Costs” means "payroll costs" as defined in 15 U.S.C. 636(a)(36)(A)(viii) (as added to the Small Business Act by Section 1102 of the CARES Act).

“CARES Forgivable Uses” means uses of proceeds of an SBA PPP Loan that are eligible for forgiveness under Section 1106 of the CARES Act.

“Small Business Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

“SBA” means the U.S. Small Business Administration.

“SBA PPP Loan” means a $5,051,282.00 loan incurred by the Borrower under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act) from The Huntington National Bank.

“SBA PPP Loan Date” means the date on which the Borrower receives the proceeds of the SBA PPP Loan.

(b)          The following provisions in Exhibit 1 of the Loan Agreement shall be amended and replaced with the following:

“Total Funded Debt” means for the applicable Test Period, the sum in total for Bioanalytical Systems, Inc. and its Consolidated Subsidiaries (without duplication) the aggregate principal amount of indebtedness as of the last day of such applicable test period, determined in accordance with GAAP, consisting of: (a) indebtedness for borrowed money, (b) unreimbursed obligations in respect of drawn letters of credit, (c) obligations in respect of capitalized leases, (d) obligations in respect of purchase money debt, and (e) debt obligations evidenced by bonds, debentures, promissory notes, loan agreements or similar instruments (including subordinated debt), not including the SBA PPP Loan unless and until the SBA has made a determination that all or a portion of the SBA PPP Loan will not be forgiven, in which case any SBA PPP Loan balance not forgiven by the SBA will immediately be included in Total Funded Debt.

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(c)          The following Section 2.12 is added to the Loan Agreement:

2.12        SBA PPP Loan.

(a)       Notwithstanding anything contained in the Loan Agreement, including any restrictions on the ability of the Borrower to incur Indebtedness, the Borrower may incur Indebtedness in the form of the SBA PPP Loan.

(b)       Mandatory Prepayment. Notwithstanding anything contained in the Loan Agreement, the incurrence by the Borrower of the SBA PPP Loan shall not trigger a mandatory prepayment or constitute a prepayment event under the Loan Agreement.

(c)       Treatment of SBA PPP Loan in Loan Covenants. Notwithstanding anything contained in the Loan Agreement, the SBA PPP Loan (other than interest thereon, to the extent not eligible for forgiveness) shall be disregarded for purposes of calculating financial covenants in the Loan Agreement, except that if the SBA determines that any portion of the SBA PPP Loan will not be forgiven then, for purposes of calculating financial covenants in the Loan Agreement, the unforgiven portion (a) will not be disregarded and (b) will be deemed to have been incurred as of the date of the SBA determination that such portion of the SBA PPP Loan is unforgiven.

(d)       Event of Default. Failure to comply with this Section and the Additional Affirmative Covenants related to the SBA PPP Loan shall constitute an Event of Default under Section 6 of the Loan Agreement.

(d)       The following Affirmative Covenants shall be added to Section 4 of the Loan Agreement:

4.13        Additional Affirmative Covenants related to the SBA PPP Loan:

(a)       The Borrower shall (i) use all of the proceeds of the SBA PPP Loan exclusively for CARES Forgivable Uses in the manner required under the CARES Act to obtain forgiveness of the largest possible amount of the SBA PPP Loan, which as of the date hereof requires that the Borrower use not less than 75% of the SBA PPP Loan proceeds for CARES Payroll Costs and (ii) use commercially reasonable efforts to conduct its business in a manner that maximizes the amount of the SBA PPP Loan that is forgiven.

(b)       Notwithstanding anything contained in the Loan Agreement, the Borrower shall maintain the proceeds of the SBA PPP Loan in an account that does not sweep funds and apply them to the Obligations.

(c)       The Borrower shall (i) maintain all records required to be submitted in connection with the forgiveness of the SBA PPP Loan, (ii) apply for forgiveness of the SBA PPP Loan in accordance with regulations implementing Section 1106 of the CARES Act and (iii) provide the Bank with a copy of its application for forgiveness and all supporting documentation required by the SBA or the SBA PPP Loan lender in connection with the forgiveness of the SBA PPP Loan.

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H.          Covenant Suspension. Lender hereby suspends the calculation of the Fixed Charge Coverage Ratio covenant set forth in Section 5.10(a) of the Loan Agreement and the Cash Flow Leverage Ratio covenant set forth in Section 5.10(b) of the Loan Agreement for the period ending June 30, 2020 only. This represents a one-time suspension. No provision hereof shall constitute a suspension or waiver of any other terms or conditions of the Loan Agreement or the other Loan Documents, other than those terms or conditions explicitly modified or otherwise affected hereby.

I.            Necessary Documents. The obligation of Bank to make the modifications to the Loan Agreement under this Amendment is subject to the receipt by Bank on or before the date hereof of all of the following, each dated as of the date hereof or another date acceptable to Bank and each to be in the form and substance approved by Bank on the date on which this Amendment is executed and delivered by Borrower and Bank:

(1)           This Amendment executed by Borrower.

(2)           Such other documents, information, opinions, etc., as Bank may reasonably request.

J.           Representations and Warranties of Borrower. Borrower hereby represents and warrants, in addition to any other representations and warranties contained herein, in the Loan Agreement, the Loan Documents (as defined in the Loan Agreement) or any other document, writing or statement delivered or mailed to Bank or its agent by Borrower, as follows:

(1)           This Amendment constitutes a legal, valid and binding obligation of Borrower enforceable in accordance with its terms. Borrower has taken all necessary and appropriate corporate action for the approval of this Amendment and the authorization of the execution, delivery and performance thereof.

(2)           There is no Event of Default under the Loan Agreement, this Amendment or the Loan Documents.

(3)           Borrower hereby specifically confirms and ratifies its obligations, waivers and consents under each of the Loan Documents.

(4)           Except as specifically amended herein, all representations, warranties and other assertions of fact contained in the Loan Agreement and the Loan Documents continue to be true, accurate and complete.

(5)           Except as provided in writing to Bank prior to the date hereof, there have been no changes to the Articles of Incorporation, By-Laws, the identities of the named executive officers of Borrower, or the composition of the board of directors of Borrower since execution of the Loan Agreement.

(6)           Borrower acknowledges that the definition “Loan Documents” shall include this Amendment and all the documents executed contemporaneously herewith.

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K.           Governing Law. This Amendment has been executed and delivered and is intended to be performed in the State of Indiana and shall be governed, construed and enforced in all respects in accordance with the substantive laws of the State of Indiana.

L.           Headings. The section headings used in this Amendment are for convenience only and shall not be read or construed as limiting the substance or generality of this Amendment.

M.          Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be considered an original, with the same effect as if the signatures were upon the same instrument.

N.           Modification. This Amendment may be amended, modified, renewed or extended only by written instrument executed in the manner of its original execution.

O.           Waiver of Certain Rights. Borrower waives acceptance or notice of acceptance hereof and agrees that the Loan Agreement, this Amendment, and all of the other Loan Documents shall be fully valid, binding, effective and enforceable as of the date hereof, even though this Amendment and any one or more of the other Loan Documents which require the signature of Bank, may be executed by an on behalf of Bank on other than the date hereof.

P.            Waiver of Defenses and Claims. In consideration of the financial accommodations provided to Borrower by Bank as contemplated by this Amendment, Borrower hereby waives, releases and forever discharges Bank from and against any and all rights, claims or causes of action against Bank arising under Bank’s actions or inactions with respect to the Loan Documents or any security interest, lien or collateral in connection therewith as well as any and all rights of set off, defenses, claims, causes of action and any other bar to the enforcement of the Loan Documents which exist as of the date hereof.

Q.           Force and Effect. Except as otherwise modified herein, all other terms and conditions of the Loan Agreement remain in full force and effect.

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[SIGNATURE PAGE – SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Credit Agreement to be executed by their duly authorized officers as of the day and year first above written.

Bioanalytical Systems, Inc.

By:	/s/ Robert W. Leasure, Jr.
Robert Leasure, Jr.,
President and Chief Executive Officer

FIRST INTERNET BANK OF INDIANA

By:	/s/ Katrina McWilliams
Katrina McWilliams, Vice President

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